                                                                  EXHIBIT 1.01


                     700,000 UNITS, EACH UNIT CONSISTING OF
                           TWO SHARES OF COMMON STOCK
                                      AND
                      TWO CLASS A REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS
                              ISONICS CORPORATION
                             UNDERWRITING AGREEMENT

                                August __, 1997

Monroe Parker Securities, Inc.
2500 Westchester Avenue
Purchase, NY 10577

Ladies and Gentlemen:

     Isonics Corporation, a California corporation (the "Company"), hereby agrees with Monroe Parker Securities, Inc. (the "Underwriter," in such capacity, shall hereinafter be referred to as "Monroe" or "you"), with respect to the sale by the Company and the purchase by the Underwriter of the 700,000 Units (the "Units") attached hereto, each Unit consisting of two shares of the Company's common stock, no par value per share (the "Common Stock"), and two Class A
redeemable common stock purchase warrants (the "Warrants").   The aggregate
1,400,000 shares of Common Stock and 1,400,000 Warrants will be separately tradeable upon issuance and are hereinafter referred to as the "Firm Securities." Each Warrant entitles the holder thereof to purchase one (1) share of Common Stock during the period commencing twelve (12) months from the effective date of the Registration Statement, as defined below, (the "Effective Date") and expiring at the close of business on the last day of the four (4) year period following the Effective Date, unless previously redeemed by the Company, at an initial exercise price of $4.00 per share of Common Stock. The Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant commencing eighteen (18) months after the Effective Date (or earlier at the sole discretion of the Underwriter), on not less than thirty (30) days' prior written notice, provided that the closing sale price of the Common Stock equals or exceeds 250% of the then exercise price of the Warrants on all twenty
(20) of the trading days ending on the third day prior to the day on which notice is given, all in accordance with the terms and conditions of the Warrant Agreement (herein deemed).

     Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriter, up to an additional 105,000 Units consisting of 210,000 shares of Common Stock and 210,000 Warrants
for the purpose of covering over-allotments, if any.   Such Units of Common
Stock and Warrants are hereinafter collectively referred to as the "Option Securities." The Company also proposes to issue and sell to you warrants (the "Underwriter's Warrants") pursuant to the Underwriter's Warrant Agreement (the "Underwriter's Warrant Agreement") for the purchase of an additional 140,000 shares of Common Stock and/or 140,000 Warrants. The shares of Common Stock and Warrants issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Securities." The Firm Securities, the Option Securities, the Underwriter's Warrants and the Underwriter's Securities (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

     1.   Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the Closing Date and the Option Closing Date, if any, as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form SB-2 (No. 333-13289) including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Firm Securities, the Option Securities and the Underwriter's Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Regulations (as defined below) of the Commission under the Act. The Company will not file any other amendment thereto to which the Underwriter shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus, the Registration Statement or the Prospectus and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted, or, to the Company's knowledge, are threatened. Each of any preliminary prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and Regulations, and none of any preliminary prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to (i) statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such preliminary prospectus, Registration Statement or Prospectus, or (ii) statements made in the initial preliminary prospectus which were revised in any subsequent preliminary prospectus or the Registration Statement and Prospectus.

          (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined in Section 2(c) hereof) and each Option Closing Date (as defined in Section 2(b) hereof), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, the Registration Statement and the Prospectus, as amended or supplemented as required, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and will conform in all material respects to the requirements of the Act and the Regulations; neither

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

the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

          (d) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the respective states of their incorporation. The Company does not own or control, directly or indirectly, any corporation, partnership, trust, joint venture or other business entity other than the subsidiaries listed in Exhibit 21 of the Registration Statement. The Company and each of its subsidiaries are duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified or licensed would not have a material and adverse effect on the condition, financial or otherwise, or the business affairs, operations, properties, or results of operations of the Company and its subsidiaries, taken as a whole (the "Business"). The Company and each of its subsidiaries have all requisite power and authority (corporate and other), and have obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to have such authorizations, approvals, orders, licenses, certificates, franchises or permits would not have a material and adverse effect on the Business; the Company and each of its subsidiaries have been doing business in compliance in all material respects with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations; and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the Business. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

          (e) At the dates as of which such information is set forth in the Prospectus, the Company had a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the headings "Capitalization" and "Description of Capital Stock" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non assessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder as set forth in the Prospectus conforms in all material respects with the requirements of the Act. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non assessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

          (f) The Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non assessable and will conform in all material respects to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale-of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold by the Company hereunder, the Underwriter will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect, or other restriction or equity of any kind whatsoever. No stockholder of the Company has any right which has not been waived in writing to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares, the Option Shares and the Underwriter's Warrants to be sold by the Company as contemplated herein.

          (g) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, changes in stockholders' equity and the results of operations of the Company and its consolidated subsidiaries (of which there are none) at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Regulations, consistently applied throughout the periods involved. Except as disclosed in the Prospectus, there has been no material adverse change or development involving a material prospective change in the Business, whether or not arising in the ordinary course of business since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company and its subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Prospectus Summary - Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited and unaudited financial statements included in the Prospectus.

          (h) The Company (i) has paid all federal, state, local, franchise, and foreign taxes for which it is liable (except for immaterial non payments, if any), including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any material tax deficiency or claims outstanding, proposed or assessed against it.

          (i) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriter in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriter of the Firm Securities, the Option Securities and the Underwriter's Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or
(iv) resales of the Firm Securities and the Option Securities in connection with the distribution contemplated hereby.

          (j) There is no action, suit, proceeding, inquiry, arbitration, mediation, investigation, litigation or governmental proceeding (including, without limitation, any involving environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or businesses of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or the Underwriter's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Underwriter's Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) could reasonably be expected to materially and adversely affect the Business.

          (k) The Company has the corporate power and authority to authorize, issue, deliver, and sell the Securities and to enter into this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, and to consummate the transactions provided for in such agreements; and this Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement have each been duly and properly authorized, executed, and delivered by the Company. This Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the issue and sale of the Securities, execution, delivery or performance by the Company of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, the consummation by the Company of the transactions contemplated herein and therein, or the conduct of the Company's businesses as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the articles of incorporation or by-laws of the Company, as amended and restated, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, in each of the above instances-in subparagraph (ii) and (iii), which could reasonably be expected to materially and adversely affect the Business.

          (1) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance and sale of the Securities pursuant hereto, and the Prospectus and the Registration Statement, the performance of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriter's purchase and distribution of the Firm Securities, the Option Securities, and the Underwriter's Warrants to be sold by the Company hereunder.

          (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not-described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent,

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or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Firm Securities, the Option Securities and the Underwriter's Warrants hereunder and upon the exercise of options and warrants described in the Registration Statement) of, or indebtedness material to, the Company (other than in the ordinary course of business); (v) the Company has not issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money; and (vi) there has not been any material adverse change in the Business.

          (o) Except as disclosed in or specifically contemplated by the Prospectus, and subject to the risks and uncertainties described in the Prospectus under the headings entitled "Risk Factors -Protection of Intellectual Property" and "Business -- Patents and Proprietary Rights:" (i) the Company has sufficient trade names, licenses, approvals and governmental authorizations to conduct its business as now conducted; (ii) the expiration of any trade names, licenses, approvals or governmental authorizations would not have a material adverse effect on the Business; (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and (iv) there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could reasonably be expected to have a material adverse effect on the Business.

          (p) No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company are subject or affected, except for such defaults, if any, which individually and in the aggregate would not have a material adverse effect on the Business.

          (q) To the Company's knowledge, there are no investigations involving the Company by any governmental agency. There are no unfair labor practice charges or complaints against the Company pending before the National Labor Relations Board or any strikes, pickets, boycotts, disputes, slowdowns or stoppages pending or to its knowledge threatened against or involving the Company. No representation question exists with respect to the employees of the
Company.   No collective bargaining agreement, or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor disputes with the employees of the Company exist or to its knowledge are imminent.

          (r) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi employer plan."

          (s) Neither the Company nor any of its employees, directors, stockholders, or affiliates (within the meaning of the Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (t) Except for a security interest granted to Isoserve, Inc., pursuant to a Security Agreement between Isoserve and the Company, a security interest granted to lenders in the bridge financing transaction as described in the Prospectus, and a security interest granted to Wells Fargo Bank pursuant to an SBA loan from such bank to the Company, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable or for such as do not materially affect the value of the Company's real and personal property, taken as a whole.

          (u) To the Company's knowledge, Grant Thornton LLP ("Grant Thornton"), whose report is filed with the Commission as a part of the Registration Statement, is an independent certified public accountant as required by the Act and the Regulations.

          (v) The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all persons or entities, other than as set forth in the Prospectus, that directly or beneficially own Common Stock, as of the effective date of the Registration Statement, have agreed not to, directly or indirectly, offer, offer to sell, sell, grant any option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into Common Stock, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Regulations or otherwise) or dispose of any interest therein for a period from the date of the Prospectus until and including the day of like number in the twelfth consecutive month next following the date that the Registration Statement becomes effective, without the prior written consent of Monroe (the "Lock-up Agreements"). The Company will cause the Transfer Agent (as defined herein) to place "stop transfer" orders on the Company's stock ledgers in order to effect the Lock-up Agreements.

          (w) Except as disclosed to the Underwriter, there are no claims, payments, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, employees or affiliates that may affect the Underwriter's compensation as determined by the Commission and the National Association of Securities Dealers, Inc. (the "NASD").

          (x) The Securities have been approved for quotation on the Nasdaq SmallCap Market.

          (y) Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company have, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (z) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 of the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or
(ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal shareholder (as such term is used in the Prospectus) of the Company, or any affiliate or associate of any of the foregoing persons or entities which are required to be disclosed in the Prospectus.

          (aa) The Company is not, and does not intend to conduct its business in a manner in which it would become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ab) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter's Counsel (as defined in Section 4(d) herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          (ac) The minute books of the Company have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

          (ad) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares in this offering other than the Prospectus, the Registration Statement and the other materials permitted by the Act. Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company as part of the Registration Statement or to require the Company to file a registration statement under the Act and no person or entity holds any antidilution rights with respect to any securities of the Company.

          (ae) Except for policies the absence of which is disclosed in the Prospectus, the Company maintains insurance by insurers of recognized financial responsibility of the types and in the amounts as the Company believes are prudent and adequate for the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has delivered to the Underwriter's Counsel satisfactory summaries of these insurance policies. The Company has no reason to believe that it will not be able to renew existing insurance coverage with respect to the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in either case, at a cost that would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company. The Company has not failed to file any material claims, has no material disputes with its insurance company regarding any claims submitted under its insurance policies, and has complied in material respects with all material provisions contained in its insurance policies, except where such failure or noncompliance could not reasonably be expected to have a material adverse effect on the Business.

     2.   Purchase,  Sale and Delivery of the Securities.
          ----------------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company 700,000 Units, at a price equal to $6.30 per Unit.

          (b) In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase all or any part of an additional 105,000 Units at a price of $6.30 per Unit. The option granted hereby will expire 45 days after
(i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon

Rule 430A under the Regulations, and may be exercised in whole or in part from time to time (but not on more than two (2) occasions) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for any such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Underwriter, but shall not be later than three full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Underwriter and the Company. Nothing herein contained shall obligate the Underwriter to exercise the over-allotment option described above. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

          (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Singer Zamansky, LLP, 40 Exchange Place, 20/th/ Floor, New York, New York 10005, or at such other place as shall be agreed upon by the Underwriter and the Company. Such delivery and payment shall be made at 9:00 a.m. (New York time) on ____ __, 1997, or at such other time and date as shall be agreed upon by the Underwriter and the Company, but no more than four (4) business days after the date hereof
(such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned office of Monroe or at such other place as shall be agreed upon by the Underwriter and the Company on each Option Closing Date as specified in the notice from the Underwriter to the Company. Delivery of the certificates for the Firm Securities and the Option Securities, if any, shall be made to the Underwriter against payment by the Underwriter of the purchase price for the Firm Securities and the Option Securities, if any, to the order of the Company. Certificates for the Firm Securities and the Option Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriter may request in writing at least three (3) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Securities and the Option Securities, if any, shall be made available to the Underwriter at such office or such other place as the Underwriter may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

          (d) On the Closing Date, the Company shall issue and sell the Underwriter's Warrants to the Underwriter at an aggregate purchase price of $140.00, which Warrants shall entitle the holders thereof to purchase an aggregate of 140,000 shares of Common Stock and 140,000 Warrants. The Underwriter's Warrants shall expire five (5) years after the effective date of the Registration Statement, shall be exercisable for a period of four (4) years commencing on the first anniversary of the effective date of the Registration Statement, and will entitle the holder to purchase one share of Common Stock at a price equaling one hundred sixty five percent (165%) of the effective initial public offering price of the Shares which for the purposes of this paragraph shall be $3.40 per Share (the "IPO Price Per Share") and, upon payment of one hundred sixty five (165%) of the initial public offering price of the Warrants which for purposes of this paragraph shall be $.10 per Warrant, to acquire one Warrant at exercisable at $4.00 per Share. The Underwriter's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.02 to the Registration Statement. Payment for the Underwriter's Warrants shall be made on the Closing Date.

     3.   Public Offering of the Units.  As soon after the Registration
          ----------------------------
Statement becomes effective as the Underwriter deems advisable, the Underwriter shall make a public offering of the Units (other than to residents of or in any jurisdiction in which qualification of the Units is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price to such extent as the Underwriter, in its sole discretion, deems advisable and as permitted by the Act and Regulations. The Underwriter may enter into one or more agreements as the Underwriter, in its sole discretion, deems advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     4.   Covenants of the Company.  The Company covenants and agrees with the
          ------------------------
Underwriter as follows:

          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Units by the Underwriter of which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter shall have objected or which is not in compliance with the Act, the Exchange Act or the Regulations.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

          (c) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) in accordance with the requirements of the Act.

          (d) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter or Singer Zamansky, LLP ("Underwriter's Counsel") shall reasonably object.

          (e) The Company shall endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate to permit the sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or become subject to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are required by the laws of such jurisdiction to continue such qualification.

          (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriter's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriter's Counsel, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

          (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to the Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 1l(a) of the Act and Rule 158(a) of the Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.

          (h) During a period of five (5) years after the date hereof, until and including the like day and month in 2002, the Company will furnish to its stockholders, as soon as practicable, annual reports (including consolidated financial statements of the Company and its consolidated subsidiaries audited by independent public accountants) and will make available to its stockholders consolidated unaudited quarterly reports (except for the last quarter of each fiscal year) of earnings of the Company and its consolidated subsidiaries, and will deliver to the Underwriter:

              (i) concurrently with furnishing such quarterly reports to its stockholders, a consolidated statement of income of the Company and its consolidated subsidiaries for each quarter in the form furnished to the Company's stockholders;

              (ii) concurrently with furnishing such annual reports to its stockholders, a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of the preceding fiscal year, together with statements of consolidated operations, stockholders' equity, and cash flows of the Company and its consolidated subsidiaries for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

              (iii) as soon as they are available, copies of all other reports (financial or other) mailed to stockholders;

              (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, Nasdaq or any securities exchange;

              (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by or on behalf of the Company; and

              (vi) any additional information of a public nature concerning the Company and its businesses which the Underwriter may reasonably request.

     During such five-year period, the foregoing financial statements will be accompanied by similar financial statements for any significant subsidiary which is not consolidated.

          (i) The Company will maintain a transfer agent (the "Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Securities and the Underwriter's Warrants.

          (j) The Company will furnish to the Underwriter, without charge, at such place as the Underwriter may designate, copies of each preliminary prospectus, the Registration Statement, the Prospectus and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), in each case as soon as available and in such quantities as the Underwriter may reasonably request.

          (k) On or before the effective date of the Registration Statement, the Company shall provide the Underwriter with true copies of duly executed Lock-up Agreements. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate stop transfer orders on the Company's ledgers.

          (1) The Company shall use its best efforts to cause its officers, directors, stockholders or affiliates (within the meaning of the Regulations) not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, unlawful stabilization or manipulation of the price of any securities of the Company.

          (m) The Company shall apply the net proceeds from the sale of the Securities substantially in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus.

          (n) After the effective date of the Registration Statement, the Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, and the Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Regulations.

          (o) The Company shall use its best efforts to cause the Securities to be quoted on the Nasdaq SmallCap Market and the Boston Stock Exchange, or such regional stock exchange as the Company and Monroe mutually agree, and for a period of two (2) years from the date hereof shall use its best efforts to maintain the quotation of the Securities to the extent outstanding.

          (p) For the first 30 days following the closing date, the Company shall provide the Underwriter DTC transfer sheets as the Underwriter may request. For a period of two (2) years from the Closing Date, the Company shall furnish to the Underwriter, at the Company's sole expense, monthly DTC transfer sheets relating to the Common Stock and Warrants.

          (q) For a period of five (5) years after the effective date of the Registration Statement, the Company shall, at the Company's sole expense, take all reasonable and appropriate actions to qualify the Common Stock and Warrants in all jurisdictions of the United States which do not require the Company to qualify as a foreign corporation or to file a general consent to service of process in order to permit secondary sales of such securities pursuant to the Blue Sky laws of those jurisdictions.

          (r) The Company (i) prior to the effective date of the Registration Statement has filed a Form 8-A with the Commission providing for the registration of the Common Stock and Warrants under the Exchange Act and (ii) as soon as practicable but later than the effective date will use its best efforts to take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions or Moody's OTC Manual and to continue such inclusion for a period of not less than five (5) years (or, if sooner, the date on which the Common Stock and Warrants are listed on the New York Stock Exchange, American Stock Exchange, or Nasdaq National Market).

          (s) The Company agrees that for a period of twelve (12) months following the effective date of the Registration Statement it will not, without the prior written consent of Monroe, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common Stock or securities convertible into Common Stock, except for the issuance of shares of Common Stock registered under the Act pursuant to the Registration Statement, or except pursuant to incentive or benefit plans approved by the Board of Directors of the Company, pursuant to options or warrants outstanding on the Closing Date, or in connection with acquisitions of companies, products or technologies. The Company also agrees not to file any Registration Statement, including on Form S-8 or such comparable form without the consent of the Underwriter.

          (t) Until the completion of the distribution of the Securities in connection with the initial public offering of the Securities, the Company shall not without the prior written consent of Monroe or Underwriter's Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices.

          (u) For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Underwriter's Securities (or the shares of Common Stock issuable upon exercise of the Underwriter's Securities), the Company will not take any action or actions which may prevent or disqualify the Company's use of an appropriate form for the registration under the Act of the Underwriter's Securities (or the shares of Common Stock issuable upon exercise of the Underwriter's Securities).

          (v) The Company agrees that it shall use its best efforts, which shall include, but shall not be limited to, the solicitation of proxies, to elect one (1) designee designated by Monroe to the Company's Board of Directors for a period of three (3) years following the Closing Date, provided that such designee is reasonably acceptable to the Company and that such director may be excluded from consideration of certain confidential matters which, in the good faith judgment of a majority of the other directors, make such director's presence not appropriate.

          (w) The Company agrees that within forty-five (45) days after the Closing Date it shall retain a public relations firm which is reasonably acceptable to Monroe. Provided that such public relations firm performs in a commercially reasonable and satisfactory manner, the Company shall keep such public relations firm and any replacement for a total period of two (2) years from the Closing Date. Any replacement public relations firm shall be retained only with the consent of Monroe, which shall not be unreasonably withheld.

          (x) The Company agrees that any and all future transactions between the Company and any of its officers, directors, principal stockholders and the affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction.

          (y) The Company shall prepare and deliver, at the Company's sole expense, to Monroe within the one hundred and twenty (120) day period after the later of the effective date of the Registration Statement and the latest Option Closing Date, as the case may be, one bound volume each containing all correspondence with regulatory officials, agreements, documents and all other materials in connection with the offering to which such Registration Statement relates as requested by the Underwriter's Counsel.

5.   Payment of Expenses
     -------------------

          (a) The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date (to the extent not previously paid) all expenses and fees (other than fees of Underwriter's Counsel, except as provided in (iv) below of this Section 5) incident to the performance of the obligations of the Company under this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, including, without limitation: (i) the fees and expenses of accountants and counsel for the Company; (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the duplication, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Warrant Agreement, the Agreement Among Underwriter, the Selected Dealers Agreements, the Powers of Attorney, and related documents, including the cost of all copies thereof and of the preliminary prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriter and such dealers as the Underwriter may request, in quantities as hereinabove stated; (iii) the printing, engraving, issuance and delivery of the certificates representing the Securities; (iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of word processing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and fees of counsel in connection therewith; (v) advertising costs and expenses, including but not limited to the costs and expenses incurred by the Company and the Underwriter in connection with the "road show," information meetings and presentations, bound volumes and prospectus memorabilia and reasonable "tombstone" advertisement expenses; (vi) experts; (vii) the fees and expenses of the transfer agent and registrar; (viii) the fees payable to the Commission and the NASD, (ix) issue and transfer taxes, if any; and (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq SmallCap Market and any other market or exchange.

          (b) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6, Section 10(a) or Section 11, the Company shall reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses on an accountable basis, including the fees and disbursements of Underwriter's Counsel, less any amounts already paid pursuant to Section 5(c) hereof provided that Monroe shall notify the Company of any single expense or any series of similar expenses which in the aggregate exceed $5,000 (provided further that such notice requirement shall not apply to Monroe's actual out-of-pocket legal expenses).

          (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Underwriter on the Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Securities, at least $50,000 of which has been paid to date. In the event the Underwriter elects to exercise the over-allotment option described in Section 2(b) hereof, the Company further agrees to pay to the Underwriter on each Option Closing Date (by certified or bank cashier's check or, at the Underwriter's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Option Securities.

     6.   Conditions of the Underwriter's Obligations.  The obligations of the
          -------------------------------------------
Underwriter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date prior to the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Units and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

          (b) The Underwriter shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriter's reasonable opinion, is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriter's reasonable opinion, is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On or prior to the Closing Date, the Underwriter shall have received from Underwriter's Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request and Underwriter's Counsel shall have received from the Company such papers and information as they request to enable them to pass upon such matters.

          (d) At the Closing Date, the Underwriter shall have received the favorable opinion of Fenwick & West LLP ("Fenwick & West"), counsel to the Company, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

               (i) the Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the Company's business and (C) to such counsel's knowledge, has all requisite corporate power and authority and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus.

               (ii) except as described in the Prospectus and except for A&R Technology, a currently inactive subsidiary organized in the former Soviet Union which, to such counsel's knowledge, does not currently engage in any substantial activities, to such counsel's knowledge, the Company does not own an interest in any corporation, limited liability company, partnership, joint venture, trust or other business entity;

               (iii) to such counsel's knowledge, the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Capital Stock," and to the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement, the Underwriter's Warrant Agreement, and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company which will be outstanding after the Closing Date conform in all material respects to the statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non assessable; and none of such securities were issued in violation of any preemptive rights in the Company's Articles of

     Incorporation, the Company's By-laws, the agreements and instruments identified in such counsel's opinion as having been reviewed for purposes of the opinion or other preemptive rights known to such counsel of any holders of any security of the Company. The Securities to be sold by the Company hereunder, under the Warrant Agreement, and under the Underwriter's Warrant Agreement are not and will not be subject to any preemptive rights in the Company's Articles of Incorporation, the Company's By-laws, the agreements and instruments identified in such counsel's opinion as having been reviewed for purposes of the opinion or any other preemptive or similar rights of any stockholder known to such counsel, have been duly authorized and, when issued, paid for and delivered in accordance with their terms, will be validly issued, fully paid and non assessable and will conform in all material respects to the description thereof contained in the Prospectus; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities are in due and proper form. The Underwriter's Warrants and Warrants constitute valid, binding and enforceable obligations of the Company to issue and sell, upon exercise thereof and payment therefore, the number and type of securities of the Company called for thereby (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Upon the issuance and delivery pursuant to this Agreement of the Securities to be sold by the Company, the Company will convey, against payment therefore as provided herein, to the Underwriter and the Underwriter, respectively, good and marketable title to the Securities free and clear of all liens and other encumbrances;

               (iv) if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and based solely upon the oral advice of the Staff of the Commission, the Registration Statement is effective under the Act and no stop order suspending the use of any preliminary prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, threatened or contemplated under the Act;

               (v) each of any preliminary prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other Underwriter of the Company and the Underwriter and Underwriter of the independent public accountants for the Company, at which conferences the contents of any preliminary prospectus, the Registration Statement, the Prospectus, and any amendments or supplements thereto were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, and any amendments or supplements thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus, and any amendments or supplements thereto);

               (vi) to such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed- as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other agreements to which the Company is a party that are expressly referred to in the Registration Statement and the Prospectus, are accurate in all material respects; (C) there is not pending and the Company has received no oral or written notice of any action, arbitration, suit, proceeding, litigation, governmental or other proceeding against the Company (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, which (x) is required by the Regulations to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this Agreement, the Warrant Agreement, or the

     Underwriter's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; and
     (D) there is not pending and the Company has received no oral or written notice of any action, suit or proceeding against the Company before any court or arbitrator or governmental body, agency or official in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the Business, which could reasonably be expected to materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, the Warrant Agreement or the Underwriter's Warrant Agreement, or which in any manner draws into question the validity or enforceability of this Agreement, the Warrant Agreement or the Underwriter's Warrant Agreement;

               (vii) the Company has the corporate power and authority to enter into each of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement and to consummate the transactions provided for therein; and each of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, except as rights to indemnity or contribution may be limited by applicable law). To such counsel's knowledge, none of the Company's execution, delivery or performance of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, the consummation by the Company of the transactions contemplated herein or therein, or the conduct of the Company's business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto conflicts with or results in any material breach or violation of any of the terms or provisions of, or constitutes a material default under, or results in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, as amended, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel, to which the

     Company is a party or by which it is bound, or (C) any federal, state or local statute, rule or regulation known to such counsel to be applicable to the Company or any judgment, decree or order known to such counsel of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, in each case where such conflict, breach, violation or default would have a material adverse effect on the Company's business;

               (viii) the certificates evidencing the Securities as described in the Registration Statement comply in all material respects with the descriptions set forth therein, and comply with the California Corporation Code, as in effect on the date hereof; each Warrant will be exercisable for one share of the Common Stock of the Company, respectively, and at the prices provided for in the Warrant Agreement;

               (ix) no consent, approval, authorization or order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered or under federal securities laws, as to which no opinion need be rendered pursuant to this subsection (viii)) is required in connection with the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, the Warrant Agreement, and the Underwriter's Warrant Agreement, and the transactions contemplated hereby and thereby;

               (x) to such counsel's knowledge, the properties of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

               (xi) to the knowledge of such counsel, and except as disclosed in the Registration Statement and the Prospectus, (A) the Company is not in material breach of, or in material default under, any term or provision of any license, contract, agreement, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which the property or assets (tangible or intangible) of the Company is subject, in each case where such breach or default would have a material adverse effect on the business of the Company, and (B) the Company is not in material violation of any term or provision of its articles of incorporation or by-laws, as amended, or in material violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation known to such counsel to be applicable to the Company, in each case where such breach, default or violation would have a material adverse effect on the Company's business;

               (xii)  the statements in the Prospectus under "Dividend
     Policy," "Description of Capital Stock," and "Shares Eligible for Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

               (xiii) the Units, Common Stock and Warrants have been accepted for quotation on the Nasdaq SmallCap Market;

               (xiv) to such counsel's knowledge and based upon a review of the outstanding securities and the contracts furnished to such counsel by the Company, except as disclosed in the Registration Statement and Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement; and

               (xv) assuming the authority and capacity of, and due execution by the parties thereto other than the Company, each Lock-up Agreement is a legal, valid and binding obligation of the party thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

     In rendering such opinion, such counsel (A) need not express any opinion as to matters involving the application of laws other than the laws, rules and regulations of the United States (with such exceptions and limitations as are set forth in such counsel's opinion) and the laws, rules and regulations of the State of California; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's Counsel if requested.

     At each Option Closing Date, if any, the Underwriter shall have received the favorable opinion of Fenwick & West, counsel to the Company, dated the Option Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel confirming as of such Option Closing Date the statements made by Fenwick & West in its opinion delivered on the Closing Date.

          (e) On or prior to each of the Closing Date and the Option Closing Date, if any, Underwriter's Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company or herein contained.

          (f) Prior to each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change nor development involving a prospective material adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) except as disclosed in the Registration Statement or the Prospectus, there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default has not been waived; (iv) except as disclosed in the Registration Statement or the Prospectus, the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any material increase in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise) except for the issuance of the Option Securities, the Underwriter's Warrants, and shares of Common Stock issued upon the exercise of currently outstanding warrants or options, or options and warrants granted in the ordinary course of business consistent with prior practice; (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) there shall not have been pending and the Company shall not have received oral or written notice of any action, suit or proceeding, at law or in equity, (or circumstances giving rise to same) against the Company, or affecting any of its respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the Business of the Company except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated, threatened or contemplated by the Commission.

          (g) At each of the Closing Date and each Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that such executive has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the

     Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

               (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

               (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required by the Act to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement, as of their respective dates, thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or specifically contemplated by the Registration Statement and
     Prospectus: (a) the Company has not incurred up to and including the Closing Date or the OptionClosing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock as described in the Registration Statement and Prospectus or material increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short term borrowings in the ordinary course of business) of the Company; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (f) there is not pending, and the Company has received no oral or written notice of, any litigation (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(g) are to such documents as amended and supplemented at the date of such certificate.

          (h) By the Closing Date, the Underwriter will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter.

          (i) At the time this Agreement is executed, the Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriter and Underwriter's Counsel, from Grant Thornton:

               (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

               (ii) stating that it is their opinion that the financial statements of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder and that the Underwriter may rely upon the opinion of Grant Thornton with respect to the financial statements and supporting schedules included in the Registration Statement;

               (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that:
     (A) the unaudited financial statements of the Company included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; or (B) at a specified date not more than five
     (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or material increase in long-term debt of the Company, or any material decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease.

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (v) statements as to such other material matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

          (j) At the Closing Date and each Option Closing Date, if any, the Underwriter shall have received from Grant Thornton a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of Subsection (i) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Underwriter and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (k) On each of Closing Date and Option Closing Date, if any, there shall have been duly tendered to the Underwriter for the several Underwriter's accounts the appropriate number of Securities.

          (1) No order suspending the sale of the Securities in any jurisdiction designated by the Underwriter pursuant to subsection (e) of Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          (m) On or before the Closing Date, the Company shall have executed and delivered to the Underwriter, (i) the Underwriter's Warrant Agreement, substantially in the form filed as Exhibit 4.02, to the Registration Statement, in final form and substance satisfactory to the Underwriter, and (ii) the Underwriter's Warrants in suet denominations and to such designees as shall have been provided to the Company.

          (n) On or before the Closing Date, the Common Stock shall have been duly approved for quotation on the Nasdaq SmallCap Market.

          (o) On or before the Effective Date, the Company will be listed with standard and Poor's or such other comparable services acceptable to the Underwriter.

          (p) On or before the Closing Date, there shall have been delivered to the Underwriter all of the Lock-up Agreements in final form and substance satisfactory to Underwriter's Counsel.

          (q) At the Closing Date, the Underwriter shall have received the opinion of Fenwick & West, dated the Closing Date, addressed to the Underwriter, concerning certain intellectual property matters, in substantially the form previously presented to the Underwriter.

          If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     7.  Indemnification.
         ---------------

          (a) The Company agrees to indemnify and hold harmless each of the Underwriter (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriter, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all-loss, liability, claim, damage, and expense whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation provided that the indemnified persons may not agree to any such settlement without the prior written consent of the Company), as and when incurred, arising out of, based upon or in connection
with:   (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or (B) in any application or other document or communication (in this Section 7 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, The Nasdaq Stock Market, Inc. or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who has signed the Registration Statement, counsel to the Company, and each other person, if any, who controls the Company, within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with respect to statements or omissions, if any, made in any preliminary prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in such preliminary prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriter expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise or which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party; (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) such indemnified party or parties shall have been advised in writing by counsel that a conflict of interest exists between the indemnifying party and the indemnified parties making representation of such parties by the same counsel inappropriate (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events the reasonable fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent provided, however, that such consent was not unreasonably withheld.

          (d) In order to provide for just and equitable contribution in any case in which: (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case; or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof), (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriter is the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses other than underwriting discounts and commissions) bear to the total underwriting discounts received by the Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d) the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     8.   Representations and Agreements to Survive Delivery.  All
          --------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements of the Company at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity and contribution agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company, any controlling person of either the Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter, as the case may be.

     9.   Effective Date.  This Agreement shall become effective at 5:00 p.m.,
          --------------
New York City time, on the date hereof. For purposes of this Section 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriter of telegrams to securities dealers releasing such shares for offering or the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

     10.  Termination.
          -----------

          (a) Subject to subsection (b) of this Section 10, the Underwriter shall have the right to terminate this Agreement, if between the date of this Agreement and the Closing Date or the Option Closing Date, as the case may be:
(i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's reasonable opinion will in the immediate future have a material and adverse effect on the securities markets generally; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if the Company shall have sustained a loss material to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter's opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have occurred either of the following which in the Underwriter's good faith judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities, (X) a material adverse change in the prospects or conditions of the

Company, or (Y) a material adverse change in the general market, political or economic conditions, in the United States or elsewhere, in each case in this clause (Y) having a material and adverse effect on the securities markets generally.

          (b) If this Agreement is terminated by the Underwriter in accordance with any of the provisions of Section 6, Section l0(a) or Section 11, the Company shall promptly reimburse and indemnify the Underwriter pursuant to
Section 5(b) hereof. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     11.  Default by the Company.  If the Company shall fail at the Closing Date
          ----------------------
or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriter may at the Underwriter's option, by notice from the Underwriter to the Company, terminate the Underwriter's obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     12.  Notices.  All notices and communications hereunder, except as herein
          -------
otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter, Monroe Parker Securities, Inc., 2500 Weschester Avenue, Purchase NY 10577, Attention: Stephen Drescher, with a copy, which shall not constitute notice, to Singer Zamansky, LLP, 40 Exchange Place, New York, NY 10005,
Attention: Gregory Sichenzia, Esq. Notices to the Company shall be directed to Isonics Corporation, 4010 Moorpark Avenue, Suite 119, San Jose, California 95117, Attention: James E. Alexander, with a copy, which shall not constitute notice, to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, Attention: C. Kevin Kelso, Esq.

     13.  Parties.  This Agreement shall inure solely to the benefit of and
          -------
shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 7 hereof and their respective successors, legal Underwriter and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14.  Construction.   This Agreement shall be governed by and construed
          ------------
and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     16.  Entire Agreement: Amendments.  This Agreement, the Warrant
               ----------------------------
Agreement, and the Underwriter's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the-subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriter and the Company



     If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                               Very truly yours,

ISONICS CORPORATION

By:_________________________
Name:   Boris Rubizbevsky
Title:  Vice-Chairman

CONFIRMED AND ACCEPTED AS OF THE DATE FIRSTABOVE WRITTEN:

MONROE PARKER SECURITIES, INC.

By:_________________________
Name:   Stephen Drescher
Title:  Director of Corporate Finance